FINAL TRANSCRIPT
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   Conference Call Transcript

   VOXX - Q3 2008 Audiovox Corporation Earnings Conference Call

   Event Date/Time: Jan. 10. 2008 / 10:00AM ET

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CORPORATE PARTICIPANTS
 Glenn Wiener
 Audiovox Corporation - Investor Relations

 Patrick Lavelle
 Audiovox Corporation - President, CEO

 Michael Stoehr
 Audiovox Corporation - SVP, CFO



CONFERENCE CALL PARTICIPANTS
 C.J.
 Securitize Capital - Analyst

 Jim Barrett
 CL King & Associates - Analyst

 Mike Neary
 Neary Asset Management - Analyst

 Richard Greenberg
 Donald Smith & Company - Analyst



 PRESENTATION


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Operator


Good morning, and welcome to the third quarter 2008 Audiovox Corporation's earnings conference call. My name is Katina and I will be your coordinator for today. At this time all participants are in a listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's call, Mr. Glenn Wiener of Investor Relations. Please proceed.


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 Glenn Wiener  - Audiovox Corporation - Investor Relations


Thank you, and good morning. Welcome to Audiovox's fiscal 2008 third quarter results conference call for the period ended November 30th. Today's call is being webcast on our website, www.audiovox.com, under our Investor Relations section. Fiscal third quarter were released yesterday after market close and our form 10Q was filed as well. That can be found on our website under our SEC filings. Speaking from management this morning will be: Patrick Lavelle, President and CEO, and Michael Stoehr, Senior Vice President and Chief Financial Officer. John Shalam is also here with us. Both Michael and Pat will be making opening remarks before opening the call for your questions and before we get started I'd like to read Safe Harbor language.

Except for historical information contained herein statements made on today's call and on today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the company assumes no responsibility to update any such forward-looking statements. The following factors among others may cause results to differ materially from the results suggested in these forward-looking statements. These factors include but are not limited to: risks that result in changes in the company's core business operations, our ability to keep pace with technology advances, significant competition in the mobile and consumer electronics businesses and accessory business, relationships with key suppliers and customers, quality and consumer acceptance of our newly introduced products, market volatility, nonavailability of products, excess inventory, price and product competition, new product introductions and the possibility that a review of our prior filings by the SEC may result in changes to our financial statements, and the possibility that stockholders or regulatory authorities may initiate proceedings against the company and/or our officers and directors as a result of any numerous statements or other actions. Risk factors with our business including some of the factors set forth herein are detailed in the company's form 10K for the period ended February 28th, 2007. Thank you again, and at this time I'd like to turn the call over to Patrick.


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 Patrick Lavelle  - Audiovox Corporation - President, CEO


Thank you, Glenn, and good morning, everyone. I'm here with our Chairman, John Shalam, at CES 2008 in Las Vegas, and online is Mike Stoehr, our CFO, who is dialing in from New York. As most of you know, just days ago we closed on the acquisition of Thompson's RCA audio video group, and I'll cover that detail in a few moments. And I'm very happy to note that here at CES we have won 12 consumer electronics innovation awards, the most at any one CES, and I'll cover those shortly as well. But first, I'd like to recap our third quarter performance highlighting some of the key drivers to our results. After my remarks, Michael will cover our financials in more detail and then we'll open the call to questions.

We reported sales of approximately $184 million, an increase of 21% compared to fiscal third quarter last year, and net income of $4.7 million or $0.20 per diluted share. On an operating basis, operating income came in at $5.6 million a 229% increase over Q3 last year. Excluding the $244,000 noncash charge related to RCA accessory -- the RCA accessory acquisition, our operating income was $5.9 million. Our accessory group recorded sales of $44.6 million compared to $3.6 million last year. Of course, this increase is a result of our acquisition strategy to enter the accessory business and the ensuing sales of Thompson, Oehlbach and Technuity, all acquired during the year. As intended, the addition of the accessory business is helping to improve overall margins and spread fixed overhead across a larger sales base. Electronic sales were off a little over 6%, coming in at $139 million.

On the consumer side, the industry-wide shortage of LCD panels intensified and continue to impact our sales of LCD TVs, portable DVDs and digital picture frames. We simply were unable -- [efficient supply] to meet our customer demand. We estimate the impact of these product shortages to be approximately $20 million of lost sales for the quarter. And although we had previously cautioned regarding the supply issues, the situation worsened as we ultimately did not receive planned shipments. Sales of certain mobile products were also down this quarter as the OEs continued to offer programs that cut into the after market for mobile video, such as the recent holiday promotion that included a free rear seat entertainment system with a vehicle purchase. Competition at the OE level will continue and to help counter it we remain committed to introducing new technologies at a faster pace and providing product solutions for a broader variety of vehicles than the OEs provide, such as in-dash entertainment and navigation systems for mid-and-lower price vehicles, a wider range of remote start systems and more head rest options for rear seat entertainment, just to name a few.

On the positive side, sales of mobile audio products were up 23% over Q3 last year. Jensen continues to be the number-one selling mobile multimedia system in the U.S. and Audiovox maintained it's number one market share in this category. Sales of XM Satellite Radio also contributed significantly to our mobile audio sales. And finally, we experienced growth in the mobile business of our international operations in Germany and Venezuela, allowing us to post a modest increase of 4.6% in our overall mobile business. Despite the improvements, I must say that the quarter's performance was really somewhat mixed. On the one hand we are executing our strategy and getting positive results from the acquisitions, however there are market factors that have affected overall consumer sales which are creating downward pressure. These short-term industry drivers and the overall health of the economy have curtailed our growth to a degree. However, with the new product introduced at the show in Vegas here and the new sales from our acquisition, I expect the company to grow this year and next.

Our gross margins came in at 19.1%, roughly in line with last quarter, and up 240 basis points over the third quarter last year. The contributions from our acquired business, combined with the impact of our efforts to improve margins in our core electronics has led to these improvements. Raising our margins remains a top priority for me. Overhead was up due to the acquisitions, however when we strip out acquisition overhead, our core overhead was actually down $600,000 for the quarter. We evaluate our cost structure on a constant basis and expect additional overhead reductions as we incorporate the new acquisitions and lower core overhead to match lower core sales.

As I said at the beginning of the call we are here at the Consumer Electronics Show in Las Vegas, and please excuse what I would call Vegas voice. After a week in Vegas, you start to lose it after a while. We're here in Vegas where the emphasis is on new products and innovation. Our design teams are on the right track and have won, as I said, 12 CES innovation product awards across our various product lines. Some of our products on display that have gotten a lot of attention, we are showing four new acoustic research wireless modules, or models featuring wireless technology developed by Audiovox engineers. Early product reviews of these systems have been very favorable and are set to deliver this month. The new products include a complete 5.1 system, wireless sub, and modules that convert any speaker to wireless. In addition, the 2008 acoustic research line also includes a high performance table-top radio line with five new product offerings.

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Under Jensen we hold five of the top ten positions in mobile  multimedia  today, and with our new product line-up hope to increase our market leading position. Our new Jensen Mobile multimedia piece, one of several introduced here, won a CES innovation award for a truly differentiated product. This is a new 6.5-inch touch screen multimedia receiver that is satellite radio ready, has navigation, HD radio and Bluetooth, offering all the latest digital technology and connectivity in a one-source media hub. In satellite radio we have the XM Direct 2 that allows users to listen to their XM radio through their satellite-ready car stereo and is the only flashable smart adapter on the market today. It works with any satellite ready head unit and allows software downloads via the internet to accommodate all the different protocols from all models, from Alpine, Clarion, Eclipse, Jensen, JVC, Kenwood Panasonic, Sony or any of the other aftermarket radio providers.

Under Audiovox, we're launching two new digital message centers that are truly innovative. They are digital picture frames that not only display your photos, they also function as complete message centers and feature audio and video message capabilities through built-in cameras and recorders. The units are designed to be used in the kitchen, which is the hub of most family activities, and utilize a unique refrigerator mounting system. This is one of the items we've had unbelievable press coverage here at the show. In accessories, we'll have a number of new products under acoustic research, RCA and Terk brands. The new acoustic research wireless remotes manage and move content from your TV or PC and include popular home automation features.

And last but by no means least, RCA audio video. One of the newest additions to the Audiovox product portfolio made its debut here at CES with an expanded line of affordable small wonder camcorders, a new and improved line-up of RCA gem line digital media players featuring highly competitive prices and easy rip media software as well as MPEG four players and a brand new internet clock radio. Based on the media and customer response, we believe we are well positioned to enter the spring selling season with a full arsenal of new and exciting products.

For the last 12 months we've been very active carrying out the plans that I've outlined in previous calls. We closed on five acquisitions and we spent approximately $100 million on the acquisitions with the potential of adding $300 million to $350 million in sales, much of that at higher margins than our core business. Some of these acquired sales will replace some core business being lost to maturity in some of the markets that we serve and some of the business will represent completely new sales to us.

As you know, we started 2007 with the acquisition of the Thompson consumer electronics accessory business, which included the RCA brand, and effectively put us into the accessory business with a significant presence. The RCA brand strengthened our product portfolio and our industry position. It also expanded our distribution network, opened up new sales channels, and improved our R&D capabilities, which is a very important factor to us long term. We formed Audiovox Accessories Corporation so that we could maintain, and enhance our product development and marketing focus in this new business. And during the course of the year we also added Technuity and the Energizer brand to our accessory group domestically to further strengthen their product offerings. And now, after probably two years of negotiations, on December 31st, we acquired Thompson's Consumer Electronics audio video business outside of Europe. We now have the world-wide rights to the RCA brand for AV product except TVs. We acquired approximately $400 million in sales though we intend to keep roughly $150 million and license out the rest to Multimedia Device, a Chinese manufacturer, for an upfront payment of $10 million and a future and end future royalty payments. We believe that this transaction will essentially give us $150 million in sales and a royalty revenue stream at very little cost. And Mike will walk you through those numbers in a bit.

Internationally, we added two companies to our European business unit Oehlbach and [Ncar]. And these acquisitions added an accessory and an OE component to our international business. And I'm happy to report both are doing very well. In addition, part of the most recent acquisition from Thompson includes an international component in that we have established Audiovox Mexico, utilizing the former Thompson operation, and expect this to not only to give us local presence in this growing market, but also expand the distribution of the entire Audiovox line. We believe international sales would be an important aspect to our growth over the coming years, not just in the short term. But while we have generated good momentum so far in 2007, I must temper expectations as we enter the fourth quarter. While we expect positive contributions from our acquired companies in the fourth fiscal quarter, we also anticipate additional transition costs for the RCA AV and Technuity, during what is historically our slowest period.

As we enter fiscal 2009, beginning in March 1st, I believe you'll see the positive impacts that our acquisitions will have on our operating and financial performance, and borrowing any further downturns in the economy or any unexpected occurrences we believe we are positioned well. With Audiovox, Jensen, RCA, Acoustic Research, Energizer, and our other brands, positive cash position with little debt, I believe Audiovox is on the right path for strong growth and the ability to generate sustainable returns for our shareholders. I'd now like to turn the call over to Michael to go through some of the financials. Mike?


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 Michael Stoehr  - Audiovox Corporation - SVP, CFO


Thank you, Pat. Good morning, everyone. Since Pat covered our quarterly performance in his opening remarks, I'll cover our results for nine-month period. I'll also review the balance sheet, cash flow and provide insight into our anticipated financial position. Sales for the nine months of 2008 fiscal year were $460 million, an increase of 27.6% compared to the first nine months of fiscal 2007 which had sales of $360.6 million. This increase is attributable to the growth of our accessory business as sales grew for the nine months by $108 million, as a result of the acquisition of Thompson and Oehlbach accessory business. Please note we only had one month of sales revenue for Technuity as the transaction closed November 1st, 2007.

For the fiscal 2008 nine-month period, we reported accessory sales of $118.9 million compared to $10.8 million in the comparable period. And this represented 25.8% of our sales for the first nine months of fiscal 2008 versus 3% last year. Sales for electronics was $341.2 million for the nine months ending November 30th, 2007, compared to $349.8 million for the nine months ending November 30th, 2006, a decline of 2.5%. This occurred primarily in our consumer goods group which was off 33% for the nine months to date. The majority of this decline occurred in the third quarter as a result of lower than expected holiday sales and the continued impact of industry-wide shortage of LCD panels. While setting a decline in consumer good sales, the sales of our mobile audio products which include Jensen, Phase Linear and Satellite Radio. The mobile group sales were up approximately 6% and sales of our German and Venezuelan operations were up 32% during the nine-month period compared to last year. As a percentage of sales, electronics were 74.2% for the nine months period of 2007 compared to 97% last year.

Our gross margins increased 180 basis points to 18.8% compared to 17% for the nine months ended November 30th, 2006. Gross margins were favorably impacted by the increased sales of our accessory group as a result of our acquisitions. Accessory sales have a higher margin than some of our other products. We also experienced improved margins in our electronics business. We have also seen a positive impact in our margins due to better buying programs and management of our inventory. These improvements were partially offset by higher warehouse and assembly costs associated with the transition and integration of acquisitions during the year, and higher warehousing, freight and shipping costs within our existing operations. We also experienced high warranty costs as a result of increased accessory sales. Accessory products have a higher warranty cost in our existing lines. For the last two quarters, we reported gross profit margins in excess of 19%. And as accessory products continue to increase as a percentage of our sales, it will have a favorable impact on our gross margins. We anticipate an upside in our margins year-over-year, though as Pat mentioned, we are watching the fourth quarter closely.

Finally, there is still room for improvement in our margins, as some of our recent initiatives and investments in systems continue to address costs related to shipping, freight warehousing assembly and warranty. Our overhead increased approximately $15 million for the nine months to $78.7 million versus $63.7 million last year, but as a percentage of sales decreased to 17.1% compared to 17.7% in similar nine-month period last year. Overhead before acquisitions declined approximately $1.8 million or 2.9% as there was $16.8 million of incremental costs related to our acquisition of Thompson, Oehlbach, [Ncar] and Technuity. As Pat had indicated, we expect to incur additional costs in the fourth quarter and some into our first quarter next year to integrate and transfer the assets of the recent Thompson AV and Technuity acquisitions into Audiovox. Once these businesses are totally integrated and with continued review and improvement to our existing overhead, we anticipate operating expenses as a percentage of sales to decline. Operating income for the nine months of fiscal 2008 was $8 million compared to operating loss of $2.5 million in the prior year period, an improvement of approximately $10.5 million. This is a result of increased sales, improved gross margins and overhead control.

The effective tax rate for fiscal 2008 nine-month period was a provision of 30.3% compared to a benefit of 22.7% in a similar prior year period, a difference of $4.4 million. This increase in the effective tax rate is due to lower tax exempt interest income earned on our short-term investments and increased income from our operations. Net income from continued operations for the nine-month period in fiscal 2008 was $8.5 million compared to $4 million in the similar period last year. Including discontinued ops, we reported income of $10.6 million or $0.47 a share nine months compared to net income of $3.4 million or $0.15 per share in the similar period last fiscal year. Continuing operations reported $0.38 per share for nine months versus 18% nine months last year.

Before I discuss the balance sheet and cash usage, I would like to outline the process of our latest acquisition, the Thompson audio video business, which closed December 31st, 2007. There were two parts in this transaction, Audiovox purchase of the audio video business and the subsequent licensing arrangement with Multimedia Device Limited. The present and future cash outlets for this purchase are $19.7 million, up-front cash payment, fixed marketing fees and trademark payments. This amount also includes one payment which will be due in 2009. We paid $6.4 million which is an (inaudible) payment for inventory net of warranty expense, for a total of $26.1 million. The $26.1 million payment will be reduced as follows as a result of the Multimedia Device Limited licensing agreement with Audiovox. These payments are: a $10 million up-front payment, a

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$4.6 million  payment for inventory,  used by Multimedia for its use. This frees our cash outlays to $11.5 million to obtain $150 million in sales. The Thompson agreement calls for payment by Audiovox on RCA branded audio video product sales for years 2010 through 2014, of which there is a guarantee of $1 million per year for five years. Our agreement with Multimedia requires a royalty payment beginning January 1, 2008. We feel in this short period of time there'll be a positive inflow of cash in excess of our purchase price.

For the nine months ended November 30, 2007, the following is a summary of our cash flows. Usage, we financed increased receivables of $62 million, increased inventory of $34 million, increased our receivables to $12 million. We paid for acquisitions approximately $28.4 million. This does not include the Thompson audio video acquisition which closed on December 31st. We had CapEx $5.8 million. We repurchased common stock of $1.4 million. We repaid debt, primarily in Germany and Venezuela, for [$5.1 million], with a total cash usage of $150.2 million. To fund this, we had $8.5 million in earnings, $14.3 million in miscellaneous cash, such as cash from our joint ventures, exercise of options, increased AP & AE. And finally we utilized $127.4 million from our cash investments accounts. As of November 30, 2007, we had working capital of approximately $293 million, which included cash and short-term investments of $28.9 million compared with working capital of $306 million as of February 28, 2007, and cash and short-term investments of $156.3 million. The reduction in working capital is principally related to the acquisition of Technuity in November.

AR turns improved, they were five times versus 4.2, nine months last year. Inventory turns were approximately 3.9 for the nine months versus 4.1. There's a little distortion there and we took $5 million worth of inventory from Technuity in the last month of the year. After the close of the Thompson audio video transaction, the company currently has low eight figures of cash in our investment accounts, and we anticipate by the end of the fourth quarter to have mid-eight figures in cash. We have no domestic debt, a small amount of overseas debt, about $5 million, and anticipate a strong balance sheet going into fiscal 2009. We intend to continue to integrate the acquisitions and review our internal process for more efficiencies. Thanks, I'll return this back to Pat.


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 Patrick Lavelle  - Audiovox Corporation - President, CEO


 Okay, Michael, thank you. And now I'd like to open the call to questions.

 QUESTION AND ANSWER


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Operator


Thank you. (OPERATOR INSTRUCTIONS) Questions will be taken in the order received. (OPERATOR INSTRUCTIONS) Your first question comes from the line of [Larome Ventildem from Securitize] Capital. Please proceed.


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 C.J.  - Securitize Capital - Analyst


Hey, guys, this is C.J. Wanted to get a little more color about the -- in the press release you had mentioned a $6.3 million increase in operating expenses from the acquisitions. How much of that was one-time versus what we can expect going forward?


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 Patrick Lavelle  - Audiovox Corporation - President, CEO


I'll let Mike talk to the specific numbers, but in the quarter there was -- the only one-time expenses we really would have had would have been with the Technuity as we just brought that in. We didn't have much one-time expenses in the expense of the RCA AV group. Those expenses -- those transition expenses will really start to happen in the first quarter -- first calendar quarter.


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 Michael Stoehr  - Audiovox Corporation - SVP, CFO


C.J., this is Mike. Pat is correct, it was a small pick-up in evaluation. $10,000. We do intend to see some improvements. As Pat had mentioned as we continue the integration and as we continue to move them further into the systems. There'll be some increase -- that increase will hold for next year.


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 C.J.  - Securitize Capital - Analyst


 Okay, which line item is that in?


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 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 That would be in G&A, amortization.


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 C.J.  - Securitize Capital - Analyst


Okay. Okay. So the number we had for Q3, we can expect going forward, maybe with a slight uptick?


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 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 Yes. Just for those purposes.


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 C.J.  - Securitize Capital - Analyst


Okay. And then looking at the bigger picture, and looking out over the next 12, 18 months, you guys have acquired a significant amount of revenue over the last -- since the beginning of the last year, and you've already put up $460 million in revs through nine months. And tack onto that another $150 million from the Thompson -- the most recent Thompson deal, the CE deal outside of Europe, and assuming the base business can maybe get, say, $120 million, $140 million of revs, you're looking at $730 million to $750 million in revenue on a go forward basis for fiscal 2009. And at a 19% margin, I mean, it seems like you guys have a very compelling story to tell and with a significant amount of SG&A leverage. My big question is, are you guys going to be attending any conferences? What does your marketing schedule look like in terms of getting out and talking to investors?


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 Patrick Lavelle  - Audiovox Corporation - President, CEO


Well, let me just say this, the first thing that we're going to do, you're 100% right that we spent a lot of time on the acquisitions were the focus that we had last year. The focus that we're going to have as we go into 2009's fiscal year is going to be transitioning and squeezing down the overhead on all the acquired assets. Although we have done that through the year, there are still areas where there is duplication, there are synergies that we had identified going in that we haven't gotten to yet as far as bringing down that overhead. So from a management standpoint we're going to be spending a lot of time in 2009 bringing down and tightening down on the overhead and squeezing out any duplication that exists in the acquired operations. With that said, we do have plans to be out to speak to the financial community, to tell the story. We believe that we're in a good position, we've got a good story to tell, our sales will be growing based on the acquisitions. Some of the new products that we've seen and the response to the new products that we've seen here at the show are giving me some -- some very, very good confidence that we, we might even see some significant growth in some of our mature products if we can get around some of the issues that we were faced with last year. So yes, we will be out and we're -- and we'll be planning conferences. Most likely we'll be doing, what, three conferences in 2008? Something like that.


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 C.J.  - Securitize Capital - Analyst


 Okay, great. And you didn't do any last year, correct?


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 No.


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 C.J.  - Securitize Capital - Analyst


Okay. So I think that is -- as an investors I think that is a step in the right direction, because I look at the numbers, and if you look at the market cap today, $250 million, and I think Mike had said mid-eight digits in cash, if you subtract that out and you look at the multiple, it's very compelling. At least according to my models, I definitely -- I applaud the fact you guys are getting out there and going to hit up some conferences. That's all I had.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 We tend to agree.


--------------------------------------------------------------------------------
 C.J.  - Securitize Capital - Analyst


 Thank you.


--------------------------------------------------------------------------------
Operator


Your next question will come from the line of Jim Barrett representing CL King Associates. Please proceed.


--------------------------------------------------------------------------------
 Jim Barrett  - CL King & Associates - Analyst


Good morning, everyone. Actually, I had a follow-up on the question from the last caller. Pat, you indicated the company will be squeezing out overhead going forward. Mike I thought you indicated we should use the Q3 run rate for G&A as a very rough proxy in terms of what your overhead is going forward. So I'm trying to reconcile those two comments --


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Jim, I'm right there with you. Obviously we're going to see an increase in overhead with the personnel and some of the assets that we had to bring in to employ the Technuity people and the new AV group from RCA. So I wouldn't model the overhead on this year's numbers. We're going to see an increase. What I'm -- what I'm talking about, when we get through some of the meetings that I've got prepared for February and March, both at Technuity and in RCA, as we transition in, we will be able to take out some overhead that exists today, and I'll give you a perfect example. We have a lot of product that set to reset in April with RCA AV, so I had to bring over absolutely every bit of engineering, that is going on right now to ensure that we meet timelines for the new product introductions. I believe there is some savings in those areas, especially overseas and that's where we're looking that we'll be able to start squeezing down and complimenting the work that we're doing overseas with what we've acquired.


--------------------------------------------------------------------------------
 Jim Barrett  - CL King & Associates - Analyst


Okay, good. And Pat, if I look at the accessories business with the addition of Technuity, how should investors view the current annualized top line in that business? I know you've given previous thoughts on that.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 With what Technuity is going to add?


--------------------------------------------------------------------------------
 Jim Barrett  - CL King & Associates - Analyst


 Well, right, in other words, exactly, yes.

--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Yes. Well we think we have some opportunities to grow the business with Technuity, it's one of the reasons why we thought was a good property. They had some cash constraints on them that prevented them from maximizing their sales and we think we will also be able to pick up certain territories that they were not able to take advantage of. So we're probably looking in the $30 million range this year for what we can do, but when we had to look at, when we evaluated the deal, we were looking at sales much higher than that. It's going to take us a while to get there, but we think with expanded territory and getting the depth of Audiovox description network behind them, that we can grow them significantly.


--------------------------------------------------------------------------------
 Jim Barrett  - CL King & Associates - Analyst


Okay, terrific. And then last, but not least, Mike, could you comment on the status of trade inventories? Are they high? Low? Are they where they should be? And comment on your own inventory levels?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 You mean customer inventory levels?


--------------------------------------------------------------------------------
 Jim Barrett  - CL King & Associates - Analyst


 Yes. Yes.


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


I'll leave that to Pat. On ours, ours are following our normal seasonal patterns. So that's the reason why you're starting to see us -- we're beginning to catch up. We had -- sales were a little slow in December, but we had to start cutting the buying back a little bit. Pat, you want to comment on the trade?


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


As far as the trade, I don't think it's any guess by anybody that it was a softer Christmas. Consumers seemed to be pulling back. Car sales are coming in at I guess 1998 levels, and I had had a number of meetings previous to the Christmas season where going in we felt very, very confident that the new products that we were introducing for Christmas and the fact that we were loading in the load-ins that were being projected that we would have a good Christmas selling season. We were disappointed as I indicated and we didn't receive some shipments that were planned due to the shortage. That had an impact. No question. I've given you that number. But there was a general short -- softness that we could feel in the rest of the Christmas buying patterns and it seems as if the consumer pulled back. And I think the numbers at retail are starting to reflect that.


--------------------------------------------------------------------------------
 Jim Barrett  - CL King & Associates - Analyst


 Exactly. Okay, well, thank you both.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 You're welcome.


--------------------------------------------------------------------------------
Operator


(OPERATOR INSTRUCTIONS) Your next question will come from the line of Mike Neary representing Neary Asset Management. Please proceed.

--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Hi, I had a couple questions. You mentioned that you'd spent about $100 million on the acquisitions, how much profit did we buy?


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 Let's see, I'd have to add that up, but Mike, do you have those numbers?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


Basically, what we looked at when we purchased this, not to beg off on that question, but some of the businesses that we bought were stressed, so that the income that came in came through our integration into our systems. As Pat had mentioned, I think, Pat, we had said that we picked up sales of approximately $350 million?


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


$300 million to $350 million numbers. Those are all of our acquisitions. I could give you a number, a ballpark in what we've done with Technuity and the RCA AV, because we just looked at those numbers. Somewhere around $40 million in gross profit generation, based on what we're taking in in sales.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 Okay. And what would that be on an operating basis? How much --


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Let's put it this way, our -- the cost for us to bring it in, there are going to be incremental costs as I said because when we do these operations, and when we do these acquisitions, we normally keep the marketing teams, the sales teams and product development teams. The back end of the business, the financial, the computer, the logistics side, normally blends right into the existing Audiovox infrastructure. And that's where we've been able to take out overhead in all the acquired assets is really on the back end. We maintain the salespeople to maintain contact, we maintain the marketing people to maintain product expertise, as well as the product development and engineering teams to be able to focus and build product in those specific areas that we acquired.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Okay. Well, let me look at it, maybe look at it this way, it looks like incrementally our operating profit was up about $10.5 million year-over-year for the nine months.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 Yes.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


And the big acquisition we made in January of Thompson, I guess would have accounted for all of that since our core sales were down slightly. Is that accurate?

--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Our core, not really. We -- in our core business, our mobile business is up, and, yes, it does help the overall picture. One of the things you've got to look at is, we have a certain amount of fixed overhead, so adding the accessory business spreads out a lot of costs over those new sales. Okay? But I think we're getting contribution from pretty much across the board, our European operation, our Venezuelan operation are all profitable. So, it's essentially putting more sales on top of an overhead structure that is fixed, and the reason why it's fixed is because we knew we were bringing in acquiring companies, so we knew we had to have a certain core overhead which gave us the capability to handle the sales that we bring in so that we can take out the back ends of acquired companies.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 Yes. No, I understand.


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


That's correct.  As Pat mentioned,  we had margin  improvement in -- both in our
groups.  We  had  improvement  in  our   international   companies  and  we  had
contributions from the acquisitions that we made after the transition costs.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Okay. But for the nine months, would our company have been profitable without the acquisitions on an operating basis?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 We report as a single unit. And we really don't report that.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 But when you buy these things --


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 It helped.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


-- yes, you don't buy revenue, you're buying them because you think they'll generate some profit?


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 Absolutely, and they have contributed. There's no question about it.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Okay. And going forward, when you buy revenues, what type of obsolescence rate do you look at? You buy $150 million in revenue, do you assume that declines a few percentage points a year or how do you look at that?

--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


It depends on what we buy. And as I said, in the case of Technuity, we think Audiovox taking over can give them capabilities and a breadth of distribution that they didn't have. So we're looking to actually grow that business. And we think we can grow that business significantly over the next two our three years. When you get -- when you get into the businesses that we took over from Thompson for the AV group, we maintain, if you look at the fields of use and the categories that we had mentioned, we maintained camcorders, camcorders is a growing category, we maintained digital audio, another growing category, and digital voice recorders. So the categories that we brought in are ones that we think we can grow. We also maintained the clock radios, which to everybody sounds very, very mature, but when you look at clock radios, number one RCA has the number-one market share in clock radios. And when you take into account internet radio, HD radio, satellite radio, iPod MP3 docking, the replacement market for clock radios can be very, very big, so we may lose a point or two on a transition or something like that, but in every one of the acquisitions, we're looking to grow what we purchased.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Okay, great. And, last question, you gave a general sense on cash for year-end, we're at $56 million now, we're going to spend $20 million, get $10 million back, so I don't know what the season working capital needs are. Can you give me just a better guesstimate of where we should end up cash for the year?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


Well, we should end up, as of February 28th, as I said, in the mid-eight figures.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 We're at mid-eight figures now aren't we?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 No, we're at low.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 Okay, I think we had $56 million in cash.


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 Yes, well, just going to be -- mid-figures is [$55.5 million].


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Okay. And what is total season working capital swing? Is it $50 million of inventory and receivables we build and then reduce per year roughly?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


If we don't do -- if we're not doing acquisitions next year which inventory will come in, you're in a range, in that range depending on the sales that we move.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 Okay.

--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 But the big usage of seasonal needs is in the third quarter.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


Okay. And has the -- has there been anything done on the share buy back other than shares bought last quarter?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 No, we didn't buy anything.


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 And refresh me, there's two million shares authorized to buy?


--------------------------------------------------------------------------------
 Michael Stoehr  - Audiovox Corporation - SVP, CFO


 We have approximately 1.7 million left in the --


--------------------------------------------------------------------------------
 Mike Neary  - Neary Asset Management - Analyst


 Great, thank you very much.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 Thank you.


--------------------------------------------------------------------------------
Operator


Your final question comes from the line of Richard Greenberg representing Donald Smith & Company. Please proceed.


--------------------------------------------------------------------------------
 Richard Greenberg  - Donald Smith & Company - Analyst


Good morning, guys. Hey, Pat, your comments on gross margin and hoping to continue to increase that from the 19% current level, just -- could you give some sense of what your ultimate target would be there, and where you're going to get the further increases from here since you've -- unless you make further high margin accessory acquisitions? But with the current mix of business, how much can you increase it, and how's that going to come about?


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Well, we've been increasing and our core overhead has been moving up throughout the year. We've been -- we've worked hard on lowering costs and trying to raise prices in some areas to raise our core business. The natural increase that we will feel, the normal increase that we will feel, as the mix changed as we move into more accessory business will certainly help pull the overall margin up. There is one thing that, that can put some downward pressure on our margin this year and that is the new acquisition that we've done with Thompson is that traditional core CG or consumer levels, okay? And, obviously, that -- if sales materialize as we expect, that could put some downward pressure on the overall margin, but based on what we paid and based on the overhead we're bringing in, we -- that will still be -- give us a better bottom line. But as the mix changes, the margin will change. We're -- we've indicated that we thought we could get north of 20%, but that's hard to gauge at this particular point depending upon how much business we do with the new acquisition.

--------------------------------------------------------------------------------
 Richard Greenberg  - Donald Smith & Company - Analyst


Okay. I guess what I'm driving at here is, once again, if you do, let's just pick out the number, $730 million of kind of ongoing sales without further acquisitions, and if your expense level is $120 million it's going to move up a little from the third quarter levels due to RCA, but then you guys are going to be cutting at the time, as you get the synergies. $120 million over $730 million, well that's a 16.5% operating expense level, and if your margins are, even if you can get them up to 20% and you're not sure you can, that's again, that's only a 3.15% operating margin level. So without -- it sounds like you really need dramatic further growth in revenues, just internal revenues to get anywhere close to your 5% ultimate goal.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Right, and I think what you're going to look, I think you're going to see a combination of all three. You're going to see top-line growth, you're going to see overhead come down as a percentage of sales, and you're going to see hopefully the margins improve somewhat based on the mix that we will have a full year of sales of accessories where we did not have that last year. Don't forget, Technuity is on the accessory side. Their margin structure is a little bit better. So we're going to be working all three sides to get to that 5% target.


--------------------------------------------------------------------------------
 Richard Greenberg  - Donald Smith & Company - Analyst


 Okay, all right, thanks a lot.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


 You're welcome.


--------------------------------------------------------------------------------
Operator


 Gentlemen, there are no further questions.


--------------------------------------------------------------------------------
 Patrick Lavelle  - Audiovox Corporation - President, CEO


Okay, ladies and gentlemen, thank you for calling in this morning, and thank you for your support of Audiovox. Have a nice day. Bye-bye.


--------------------------------------------------------------------------------
Operator


Ladies and gentlemen, thank you for your participation in today's conference. This concludes your presentation. You may now disconnect. Good day.

--------------------------------------------------------------------------------
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